                                                           EXHIBIT 99.(d)(ii)(O)


                               SECURITIES LENDING
                              MANAGEMENT AGREEMENT

                          dated as of October 31, 2001

                                     between

               American AAdvantage Funds, on behalf of its series,
                    American AAdvantage High Yield Bond Fund

                                       and

                        Metropolitan West Securities, LLC

                                TABLE OF CONTENTS

                                                                                                       Page
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
SECTION I.    DEFINITIONS................................................................................1
SECTION II.    APPOINTMENT AS AGENT......................................................................3
   2.1      General Appointment..........................................................................3
SECTION III.    CUSTODIAL ACCOUNT........................................................................4
   3.1      Deposit of Assets............................................................................4
   3.2      Additions and Withdrawals....................................................................4
   3.3      Reports......................................................................................4
   3.4      Disclosure of Custodial Account Information..................................................4
SECTION IV.    SECURITIES LENDING TRANSACTIONS...........................................................5
   4.1      Lending Transactions.........................................................................5
   4.2      List of Borrowers and Counterparties.........................................................5
   4.3      Mark-to-Market...............................................................................6
   4.4      Distributions; Voting, etc...................................................................6
SECTION V.    INVESTMENTS................................................................................7
   5        Investments..................................................................................7
SECTION VI.    TRANSACTION PROCEDURES....................................................................7
   6.1      Confirmations; Transaction Reports...........................................................7
   6.2      Defaults by Counterparties...................................................................7
   6.3      Termination of Loans and Investments.........................................................8
   6.4      Risk of Loss.................................................................................8
   6.5      Use of Third Party Services..................................................................8
   6.6      Use of Book-Entry System.....................................................................9
   6.7      MetWest's Other Clients......................................................................9
SECTION VII.    REMITTANCES..............................................................................9
   7.1      Compensation to MetWest......................................................................9
   7.2      Payments to Client...........................................................................9
SECTION VIII.    REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................10
   8.1      By Client...................................................................................10
   8.2      By MetWest..................................................................................11
SECTION IX.    NO AFFILIATE TRANSACTIONS................................................................12
   9        No Affiliate Transactions...................................................................12
SECTION X.    STANDARD OF CARE..........................................................................12
   10.1     Standard of Care............................................................................12
   10.2     Force Majeure...............................................................................13
   10.3     Lending Opportunities.......................................................................13
   10.4     No Implied Duties...........................................................................13
SECTION XI.    INDEMNIFICATION..........................................................................13
   11.1     General.....................................................................................13
   11.2     Continuing Obligation.......................................................................14
SECTION XII.    RELIANCE ON THIRD PARTIES...............................................................14
   12.1     Reliance on the Statements, Representations and Warranties of Borrowers,
            Counterparties or Other Obligors............................................................14
   12.2     Reliance on Instructions....................................................................14


SECTION XIII.    DURATION AND TERMINATION...............................................................14
   13.1     General.....................................................................................14
SECTION XIV.    MISCELLANEOUS...........................................................................15
   14.1     Exclusivity.................................................................................15
   14.2     Certificate.................................................................................15
   14.3     Notices.....................................................................................15
   14.4     Cumulative Rights and No Waiver.............................................................16
   14.5     Severability................................................................................16
   14.6     Amendments..................................................................................16
   14.7     Assignment..................................................................................16
   14.8     Governing Law...............................................................................16
   14.9     Waiver of Immunity..........................................................................17
   14.10    No Third Party Beneficiaries................................................................17
   14.11    Entire Agreement............................................................................17
   14.12    Counterparts................................................................................17
   14.13    Further Assurances..........................................................................17
   14.14    Records.....................................................................................17
   14.15    Client is a Massachusetts Business Trust....................................................18

Exhibits
--------

EXHIBIT A - COLLATERAL AND INVESTMENT GUIDELINES
EXHIBIT B - LIST OF BORROWERS AND COUNTERPARTIES
EXHIBIT C - FEES
EXHIBIT D - CLIENT AUTHORIZED SIGNATORIES
EXHIBIT E - FORM OF SECURITIES LOAN AGREEMENT WITH BORROWERS

                               SECURITIES LENDING
                              MANAGEMENT AGREEMENT

                  This SECURITIES LENDING MANAGEMENT AGREEMENT (the "Agreement") is entered into this 31 day of October, 2001, between the American AAdvantage High Yield Bond Fund, a series of the American AAdvantage Funds ("Client"), and Metropolitan West Securities, Inc. ("MetWest").

                             SECTION I. DEFINITIONS

                  Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

                  "Affiliate" shall mean, in relation to any person, any entity controlled (directly or indirectly) by the person, any entity that controls (directly or indirectly) the person, or any entity (directly or indirectly) under common control with the person. (For purposes of this definition, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.)

                  "Affiliate Transactions" shall mean any Loan or Investment in which an Affiliate of MetWest acts as principal or in which MetWest and an Affiliate of MetWest both act as agents.

                  "Book-Entry System" shall mean the United States Federal Reserve/Treasury book-entry system for receiving and delivering United States Government Securities and any successors of such system.

                  "Borrower" shall mean U.S. registered broker-dealers or U.S. regulated banks borrowing Securities under a Securities Loan Agreement, which is on the List of Borrowers and Counterparties approved by Client.

                  "Business Day" shall mean any day on which MetWest is open for business and on which the Book-Entry System, and/or the applicable Depositories are open for business.

                  "Cash Collateral" shall mean any Collateral that takes the form of federal funds, New York Clearing House funds, or other U.S. Dollar deposits.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean Cash Collateral, United States Government Securities transferred or delivered pursuant to a Securities Loan Agreement to Client as collateral, including any substitute or additional collateral transferred or delivered thereto.

                  "Collateral and Investment Guidelines" shall mean the guidelines established by the Client and MetWest with regard to the transactions described herein, a copy of which is attached hereto as Exhibit A.

                  "Counterparty" shall mean an entity that is an obligor on an Investment that is made up of one or more underlying securities (such as a repurchase agreement), but shall not include obligors on any such underlying securities.

                  "Custodial Account" shall mean one or more accounts established by Client at State Street Bank and Trust Company that hold Securities to be loaned by MetWest on behalf of Client and the assets of Client to be managed by MetWest, including Collateral, Investments, distributions received with respect to Securities, Collateral and Investments ("Proceeds"), and any Securities Loan Fee. "Depository" shall mean the Depository Trust Company, the Participants Trust Company and any other securities depository, local custodian or clearing agency (and their respective successors and nominees) registered with the appropriate governmental organization or otherwise authorized to act as a securities depository or clearing agency.

                  "Distribution" shall mean a payment of the type referred to in
Section 4.4(b) of this Agreement.

                  "Fee" shall mean the compensation to be paid to MetWest for its services hereunder as provided in Section 7.1.

                  "Investment" shall mean any security, financial instrument, participation or interest in property or other asset that is purchased with Cash Collateral as an investment..

                  "List of Borrowers and Counterparties" shall mean the list of Borrowers and Counterparties approved by Client and attached hereto as Exhibit B.

                  "Loan" shall mean a loan of Securities under a Securities Loan Agreement.

                  "Loaned Security" shall mean any Security that is subject to a Loan.

                  "Net Income" for each Client shall mean an amount equal to:
(i) all income from Investments, plus (ii) any Securities Loan Fees, minus (iii) any Rebates paid or payable by Client to Borrowers.

                  "Oral Instructions" shall mean non-written communications actually received by MetWest from a person reasonably believed by MetWest to be authorized to act on behalf of Client.

                  "Permissible Investments" shall mean the categories of Investments approved by Client and listed on the Collateral and Investment Guidelines, provided that such Investments shall not include Securities issued by MetWest or any Affiliate thereof.

                  "Rebate" shall mean the amount payable by Client to a Borrower pursuant to a Securities Loan Agreement in connection with Loans collateralized by Cash Collateral.

                  "Securities Loan Agreement" shall mean the agreement(s) pursuant to which MetWest lends securities on behalf of its clients (including Client) from time to time, in the form attached hereto as Exhibit E.

                  "Securities Loan Fee" shall mean the amount payable by a Borrower to Client pursuant to a Securities Loan Agreement in connection with Loans collateralized by Collateral other than Cash Collateral.

                  "Security" shall include: (i) United States Government Securities; (ii) bonds, debentures, corporate debt securities, notes, mortgages, convertible debt securities or other debt obligations; (iii) any certificates, warrants or other instruments representing rights to receive, purchase or subscribe for any of (i) or (ii) above, or evidencing or representing any other rights or interests therein owned by Client and which are to be loaned hereunder by MetWest.

                  "United States Government Security" shall mean a book-entry Treasury security (as defined in Subpart O of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other security issued or fully guaranteed by the United States Government or any agency, instrumentality or establishment of the United States Government.

                  "Written Instructions" shall mean written communications actually received by MetWest from a person reasonably believed by MetWest to be authorized to act on behalf of Client, whether by letter, memorandum, telegram, cable, telex, telecopy, facsimile, computer, video (CRT) terminal or other on-line system, or any other method agreed to by the parties whereby MetWest is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

SECTION II.    APPOINTMENT AS AGENT

         2.1  General Appointment.

                  Client hereby appoints MetWest as Client's agent and attorney-in-fact with power and authority to (i) lend Client's Securities that are deposited in a Custodial Account to Borrowers, (ii) to arrange for Client to receive Collateral in respect of Loans and (iii) to manage Cash Collateral by making Investments pursuant to the terms of this Agreement. The appointment of MetWest is on a fully discretionary basis except that (i) Loans shall be made only to Borrowers whom Client has approved pursuant to Section 4.2 and shall not in the aggregate exceed the maximum lending capacity to such Borrower as described on the List of Borrowers and Counterparties and (ii) Investments shall be Permissible Investments. MetWest shall make no Loan to any Affiliate of MetWest or enter into any Investment pursuant to a transaction in which an Affiliate of MetWest acts as principal. Client further authorizes and appoints MetWest as Client's agent and attorney-in-fact with full power and authority (i) to establish on Client's behalf such trading accounts in Client's name as may be necessary to effect Loans and Investments of Cash Collateral, (ii) to execute and deliver such contracts and other documents on behalf of Client, as MetWest in its sole discretion deems necessary or advisable to establish such trading accounts or to effect Loans or Investments and (iii) to act, in MetWest's sole discretion in Client's name to enforce any remedies available to Client under any such contracts or documents.

SECTION III.    CUSTODIAL ACCOUNT

         3.1  Deposit of Assets.

                  Client agrees that all Securities, Collateral, Investments, Proceeds and Securities Loan Fees shall be deposited into a Custodial Account. Except as otherwise provided herein, MetWest shall not have any beneficial interest in the Securities, Collateral, Investments or Securities Loan Fees held in any Custodial Account.

         3.2  Additions and Withdrawals.

                  During the term of this Agreement, Client may add assets to or withdraw assets from any Custodial Account provided that for any withdrawal of Collateral, Client has delivered to MetWest Written Instructions of such withdrawal at least two Business Days prior thereto, and the withdrawal shall be subject to the provisions of Section 6.3 of this agreement.

         3.3  Reports.

                  MetWest shall send, or shall arrange to have sent, to Client by the fifteenth (15th) Business Day of each month a statement detailing the securities lending activity in each Custodial Account for the previous calendar month. The statement will, among other things, set forth for each Loan made or outstanding during the previous calendar month the Loaned Securities, the related Collateral, Rebate and Securities Loan Fee and such other information as may be reasonably requested by Client. At the request of Client, MetWest shall send, or shall arrange to have sent, to Client weekly or daily reports in such format as shall be agreed to by MetWest and Client.

         3.4  Disclosure of Custodial Account Information.

                  Client understands and agrees that MetWest may supply any information regarding any Custodial Account that MetWest reasonably believes is required to be disclosed pursuant to any statute, regulation, rule or order now or hereafter in effect, upon the request of a regulatory agency, or to any third party (including an Affiliate of MetWest) providing services pursuant to Section
6.6 of this Agreement. In addition, Client authorizes MetWest to disclose (a) to any Borrower who at any time so requests, (i) Client's name, (ii) that Client has authorized MetWest to lend the Securities, (iii) that the Loaned Securities are owned by Client, and (iv) any publicly available information concerning Client in MetWest's possession; and
(b) to any third party providing services pursuant to Section 6.6 of this Agreement, (i) Client's name, (ii) that Client has authorized MetWest to manage Collateral and make Investments, and (iii) that the assets in each Custodial Account are owned by Client.

SECTION IV.    SECURITIES LENDING TRANSACTIONS

         4.1  Lending Transactions.

                  MetWest, as agent on behalf of Client, shall use its best efforts to enter into Loans on each Business Day that Client has Securities available for Loans. MetWest shall enter into a Loan with a Borrower pursuant to a Securities Loan Agreement substantially in the form set forth in Exhibit E and on such pricing terms as determined by MetWest, provided that (a) such Borrower is listed on the List of Borrowers and Counterparties; (b) the amount of the Loan to a Borrower when aggregated with the market value of all outstanding Loans to such Borrower does not exceed the maximum lending capacity of such Borrower as described on the list of Borrowers and Counterparties; (c) the Collateral received with respect to the Loan is of the type listed as Collateral on the Collateral and Investment Guidelines; (d) the maturity of the Loan does not exceed the maximum maturity for a Loan set forth in the Collateral and Investment Guidelines; and (e) such Borrower is not an Affiliate of MetWest. Notwithstanding the foregoing, MetWest shall loan no more than thirty three and one third percent (33 1/3%) of the market value of Client's total assets, including the aggregate value of all Collateral hereunder.

                  MetWest, as agent on behalf of Client, shall take all actions it deems necessary or appropriate, in its sole judgment, in connection with any Loan, including (a) directing the transfer of Collateral into the Custodial Account; (b) directing the transfer into the Custodial Account of Distributions in respect of Loaned Securities and Collateral and any applicable Securities Loan Fee; and (c) negotiating with each Borrower the type and amount of Collateral, the Margin Percentage (as defined in Section 4.3 below), and the amount of Rebate or Securities Loan Fee.

                  Notwithstanding anything to the contrary, Client acknowledges and agrees that MetWest is (a) acting solely as Client's agent in entering into Loans, with Client as the principal on all such Loans, and (b) under no duty to enter into any transaction with respect to Securities that do not satisfy Sections 8.1(g) and (h) of this Agreement.

         4.2  List of Borrowers and Counterparties.

                  Client and MetWest agree that the List of Borrowers and Counterparties may be amended after the date hereof by either party upon obtaining the written consent of the other party.

         4.3  Mark-to-Market.

                  Each Securities Loan Agreement shall provide that the fair market value of the Collateral received with respect to the Loaned Securities shall be equal to that percentage (the "Margin Percentage") of the Loan as is agreed to by the Borrower and MetWest, on behalf of Client, provided that the Margin Percentage shall be not less than 102 percent and the maintenance Margin Percentage shall be not less than 100 percent, or such lower percentages permitted with prior written permission of the Client. On a daily basis, MetWest shall determine the fair market value of Collateral and the outstanding Loan in order to determine that the Borrower is complying with the Margin Percentage. In the event that, on any Business Day, the fair market value of the Collateral is greater than or less than the product of the outstanding Loan multiplied by the Margin Percentage, MetWest shall exercise the rights afforded to the Client by
Section 8 of the Securities Loan Agreement. MetWest is not in any way responsible for providing additional Collateral or eliminating such deficiency.

         4.4  Distributions; Voting, etc.

                  (a) Client acknowledges that, during the term of any Loan, the Borrower shall hold all incidents of ownership with respect to the Loaned Securities, including, but without limitation, the rights to vote the Loaned Securities and to transfer or lend Loaned Securities to others. In no event shall MetWest be responsible for or have any obligations with respect to any right to vote any Loaned Securities.

                  (b) Each Borrower shall, in accordance with the terms of the Securities Loan Agreement, promptly pay to Client's Custodial Account the equivalent (sometimes called a "manufactured" payment or dividend) of all Distributions made by the issuer of the Loaned Securities during the term of the Loan to which the Client would have been entitled had the Securities not been loaned, including, but not limited to, cash dividends, interest payments, shares of stock as a result of stock splits, stock dividends and the rights to purchase additional securities. All such equivalent payments shall be in the same amount that Client would have received had it not loaned the securities. MetWest, as agent for Client, shall make every reasonable effort to obtain for Client all Distributions (or the equivalent thereof) with respect to the Loaned Securities and shall have credited the aggregate amount of such Distribution (net of applicable fees) to the Custodial Account on the date such amounts are delivered by the Borrower to the Custodial Account. Conversely, Client agrees that MetWest, as agent for Client, may direct the transfer from the Custodial Account to a Borrower for any Distributions received by Client on Collateral other than Cash Collateral.

SECTION V.    INVESTMENTS

         5    Investments.

                  Client hereby authorizes and agrees that MetWest has full and exclusive discretionary authority to manage all Cash Collateral and, in that regard, MetWest hereby agrees to use its best efforts to purchase Investments with all available Cash Collateral in the Custodial Account, provided that (a) each Investment is a Permissible Investment pursuant to the Collateral and Investment Guidelines, (b) no such Investment may be made pursuant to a transaction in which an Affiliate of MetWest acts as principal, and (c) for each Investment involving a Counterparty, such Counterparty is listed on the List of Borrowers and Counterparties.

SECTION VI.    TRANSACTION PROCEDURES

         6.1  Transaction Reports.

                  MetWest shall deliver to Client reports of any Loan or Investment transaction as is requested by Client, which shall identify, among other things, the Borrower and the basic terms of any transaction, within five
(5) Business Days after the settlement date of the transaction and shall deliver to client such daily, weekly or monthly summary reports in a form and manner agreed to by the Parties. MetWest shall send, or shall arrange to have sent, to Client by the fifteenth (15th) Business Day of each month a report which will provide a list of all Loans outstanding and closed during the preceding month. The report will identify for each open Loan position, the Loaned Securities, the value of the Loaned Securities for collateralization purposes, the current value of the Collateral, the applicable Rebate or Securities Loan Fee, and the number of days the Loaned Securities have been on loan.

         6.2  Defaults by Counterparties.

                  (a) Upon the occurrence of an event of default (as defined in the Securities Loan Agreement or other documentation governing an Investment) by a Borrower or a Counterparty or other obligor on an Investment, MetWest may, unless such event of default is cured prior thereto, terminate such Loan or Investment in accordance with the Securities Loan Agreement or any documentation covering the Investment, and MetWest shall inform Client regarding its rights thereunder.

                  (b) Seventy-five percent of all expenses incurred by MetWest in acting pursuant to this Section 6.2 shall be borne by Client, and any such amounts (as well as any other amounts to which MetWest is entitled hereunder) will be charged to the Client.

                  (c) Client hereby understands and agrees that MetWest is acting as agent for Client and is not in any way responsible for the performance of a Borrower under any Securities Loan Agreement or a Counterparty or other obligor under an Investment and shall in no way bear any responsibility for any default by either of them.

                  (d) In the event for any reason there is a failure on the part of a Borrower to deliver Loaned Securities to Client on an agreed upon date, MetWest may, but shall not be obligated to, invest Cash Collateral with respect to such Loaned Securities overnight in any short term investment account or take such other action as it deems appropriate to the extent such action is consistent with this agreement.

         6.3  Termination of Loans and Investments.

                  MetWest shall terminate any Loan and Investment prior to the agreed upon termination date for such Loan or Investment, as set forth in the Securities Loan Agreement or documents governing such Investment, as soon as practicable after:

                  (a) receipt by MetWest of Oral Instructions or Written Instructions from Client to terminate a Loan or Investment;

                  (b) receipt by MetWest of Oral Instructions or Written Instructions from Client advising that the Loaned Security is no longer subject to the representations contained in Sections 8.1(g) or (h);

                  (c) the occurrence of an event of default under a Securities Loan Agreement or by a Counterparty under the documents governing the Investment; or

                  (d) termination of this Agreement.

                  All Loans shall be terminable upon demand. The Securities subject to a terminated Loan shall be returned to the Custodial Account within the applicable standard settlement period, which period shall be not more than five business days.

         6.4  Risk of Loss.

                  MetWest does not give any assurance as to the economic result of any Loan or Investment, and Client as the principal bears all risk of loss and liability under each Loan and Investment made in accordance with the provisions of this Agreement, including, but not limited, to any event of default, early termination under a Securities Loan Agreement or document governing an Investment, unless otherwise agreed to in writing by MetWest or unless otherwise provided under the Securities Loan Agreement or document.

         6.5  Use of Third Party Services.

                  Client hereby authorizes MetWest, in its sole discretion, to appoint, utilize and reasonably rely upon the services of third parties, including, but not limited to, recognized security data and pricing information sources. Client understands and agrees that such third parties are not and shall not be construed to be a party to this Agreement or otherwise be deemed in any way to be in privity of contract with Client. MetWest shall not be responsible for delays, failures in performance, or other actions by such third parties selected by MetWest in the exercise of reasonable care, except to the extent such action or inaction by a third party was caused in part by MetWest. The Client authorizes MetWest, as Client's agent, to compensate any such third parties and to pay all related expenses and fees, provided that (a) no more than reasonable compensation shall be paid to any such third party and (b) no compensation shall be paid to any Affiliate of MetWest.

         6.6  Use of Book-Entry System.

                  Client hereby authorizes MetWest, in its sole discretion, to deposit in the Book-Entry System, and the applicable Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System, and Depositories to the extent possible in connection with MetWest's receipt and delivery of Securities, Collateral, Investments and monies under this Agreement.

         6.7  MetWest's Other Clients.

                  MetWest shall use its best efforts to treat Client on parity with other clients in making Loans and Investments on its behalf, taking into account the demand for specific securities, location of securities, availability of securities, size of security position, types of Collateral, eligibility of Borrowers, limitations on Investments and such other factors as MetWest deems appropriate. MetWest shall nevertheless have the right to decline to make any Loans or Investments and to terminate any Loans or Investments in its sole discretion.

SECTION VII.    REMITTANCES

         7.1  Compensation to MetWest.

                  As compensation for the services provided by MetWest hereunder, Client shall pay to MetWest a periodic Fee in such amounts and for such periods (each, a "Fee Period") as are set forth on Exhibit C hereto. Client agrees to pay the Fee on the 15th day of each month (or if such day is not a Business Day then on the next succeeding Business Day) from the Custodial Account.

         7.2  Payments to Client.

                  MetWest shall coordinate the transfer, by the 15th day of the month (or, if such day is not a Business Day, on the next succeeding Business
Day) to the Custodial Account, an amount for the immediately preceding Fee Period equal to the Net Income (as defined in Section 1), minus the Fee (as described above),with respect to the previous Fee Period.

SECTION VIII.    REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1  By Client.

                  Client hereby represents, warrants and covenants to MetWest, on each day that a Loan is outstanding, as follows:

                  (a) Client is entering into this Agreement and each Loan and Investment as a principal for its own account;

                  (b) Client has been duly organized and is validly existing and has the full power and authority to execute, deliver and perform its obligations under this Agreement and any documents contemplated herein including, without limitation, any Securities Loan Agreement, repurchase agreement or other documentation that MetWest executes as agent for Client (the "Other Documents");

                  (c) The execution, delivery and performance of this Agreement and the Other Documents by Client have been duly authorized by Client;

                  (d) The person executing this Agreement and all persons acting on behalf of Client have been duly and properly authorized to do so;

                  (e) This Agreement is, and each Other Document, Loan and Investment will be, a legal, valid and binding agreement of Client and will be enforceable against Client in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

                  (f) The execution, delivery and performance of this Agreement and each Other Document does not and will not (i) violate any provision of Client's governing documents and instruments, (ii) conflict with or result in a default under any agreement to which Client is a party or by which any of its properties is bound, or (iii) violate any law, regulation, judgment or order affecting Client or by which Client is bound;

                  (g) Client will not transfer, assign or encumber its interest in, or rights with respect to, any assets in the Custodial Account, except as required by this Agreement;

                  (h) Except as otherwise described in Written Instructions delivered to MetWest by Client, Client is the beneficial owner of the Securities, and all Securities in the Custodial Account are free and clear of all liens, claims, security interests and encumbrances (other than liens, claims, security interests or encumbrances created under this Agreement) (collectively, "Claims") and has the right to transfer all right, title and interest in and to the Securities to Borrowers free from Claims;

                   (i)Client acknowledges that it has received a copy of Part II of MetWest's Form ADV at least 48 hours before signing this Agreement.

                  (j) Client agrees to make available to MetWest Client's most recent publicly available audited and unaudited statements of financial condition and earnings, and represents that such statements will be true and correct, prepared in accordance with generally accepted accounting principles applied on a consistent basis, and reflective of Client's true financial condition;

                  (k) Client represents that the Loans and Investments contemplated herein are not inconsistent with any law, regulation, rule or order or any judgment decree or order of any court or regulatory agency, whether now or hereafter in effect and whether known or unknown to MetWest;

                  (l) Client is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and of the Loans and Investments contemplated hereunder; Client has had an opportunity to review the Agreement and reach its own conclusions regarding the tax and accounting consequences of the Loans and Investments contemplated hereunder, and acknowledges that neither MetWest nor any of its Affiliates have made any representation or given any advice with respect thereto and that nothing in this Agreement or any exhibit or schedule hereto shall be construed as a representation by MetWest with respect to any of the tax or accounting consequences of the Agreement or any person; and Client has not relied on the views, advice or any recommendation of MetWest or any of its Affiliates in entering into this Agreement;

                  (m) Client has provided to MetWest all information with respect to the withholding tax requirements of any taxing authority applicable to Client; and

                  (n) Client shall promptly notify MetWest of any change in circumstances that materially affects the accuracy of the representations set forth in Section 8.1.

         8.2  By MetWest.

                  MetWest hereby represents, warrants and covenants to Client, on each day that a Loan is outstanding, as follows:

                  (a) MetWest has been duly organized and is validly existing and has the full power and authority to execute, deliver and perform its obligations under this Agreement and any documents contemplated herein including, without limitation, any Securities Loan Agreement, repurchase agreement or other documentation that MetWest executes as agent for Client (the "Other Documents");

                  (b) The execution, delivery and performance of this Agreement and the Other Documents by MetWest have been duly authorized by MetWest;

                  (c) The persons executing this Agreement and all persons acting on behalf of MetWest have been duly and properly authorized to do so;

                  (d) This Agreement is, and each Other Document, Loan and Investment will be, a legal, valid and binding agreement of MetWest and will be enforceable against MetWest in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

                  (e) The execution, delivery and performance of this Agreement and each Other Document does not and will not (i) violate any provision of MetWest's governing documents and instruments, (ii) conflict with or result in a default under any agreement to which MetWest is a party or by which any of its properties is bound, or (iii) violate any law, regulation, judgment or order affecting MetWest or by which MetWest is bound;

                  (f) MetWest acknowledges that, with respect to any Loans or Investments, that Client is not responsible for MetWest's compliance and shall not have any liability for MetWest's compliance with any law, regulation, rule or order or any judgment decree or order of any court or regulatory agency, whether now or hereafter in effect and whether known or unknown to Client; and

                  (g) MetWest shall promptly notify Client of any change in circumstances that materially affects the accuracy of the representations set forth in Section 8.2.

SECTION IX.    NO AFFILIATE TRANSACTIONS

         9    No Affiliate Transactions.

                  MetWest shall not enter into any transactions with any Affiliates on behalf of Client related to any transactions or services contemplated by this Agreement.

SECTION X.    STANDARD OF CARE

         10.1 Standard of Care.

                  With respect to Loans and Investments, MetWest acknowledges that it will perform its services in good faith and in accordance with applicable law, including the Investment Company Act of 1940, as amended, and the rules thereunder, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. MetWest and its Affiliates, directors, officers, employees and agents shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by Client, except those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of MetWest, or its failure to comply with the terms of or representations in this Agreement. Moreover, except to the extent that MetWest otherwise agrees in writing, MetWest shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees), which are sustained or incurred by reason of any action or inaction by any Borrower, Counterparty, obligor on any Investment, pricing service, the Book-Entry System, any Depository, or any third party, or their respective successors or nominees, except to the extent that MetWest contributed to the action or inaction that resulted in a loss to the Client. In no event shall MetWest or Client be liable for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The applicable securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Client may have under any securities laws.

         10.2 Force Majeure.

                  MetWest shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions.

         10.3 Lending Opportunities.

                  Client acknowledges that MetWest or its Affiliates may from time to time lend securities to, or through, or enter into similar transactions with any Borrower.

         10.4 No Implied Duties.

                  MetWest shall not have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against MetWest in connection with this Agreement.

SECTION XI.    INDEMNIFICATION

         11.1 General.

                  Each party hereto (the "Indemnifying Party") shall indemnify and hold harmless the other party hereto, its Affiliates and their respective directors, officers, employees and agents (each an "Indemnified Party") from and against any and all costs, expenses, damages, liabilities (joint and several) or claims, including reasonable fees and expenses of counsel, which any Indemnified Party sustains or incurs as a direct result of any breach by the Indemnifying Party of any of its acknowledgments, representations or agreements contained herein or as a result of any action taken or omitted by the Indemnifying Party in connection with this Agreement, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of such Indemnified Party. Actions taken or omitted in reliance upon Oral or Written Instructions or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by any Indemnified Party to be duly authorized shall be conclusively presumed to have been taken or omitted in good faith.

         11.2 Continuing Obligation.

                  Each party acknowledges that the above indemnification provision is a continuing obligation of itself and its successors and assigns, notwithstanding the termination of any Loans, Investments or this Agreement.

SECTION XII.    RELIANCE ON THIRD PARTIES

         12.1 Reliance on the Statements, Representations and Warranties of Borrowers, Counterparties or Other Obligors.

                  MetWest shall be entitled to rely upon, and to provide to Borrowers and Counterparties, the most recent publicly available audited and unaudited statements of financial condition and earnings of Client and to rely upon reasonable representations and warranties made by Borrowers, Counterparties or other obligors. MetWest shall not be liable for any loss or damage suffered as a result of any such reliance.

         12.2 Reliance on Instructions.

                  MetWest shall be entitled to rely upon any Written or Oral Instructions actually received by MetWest and reasonably believed by MetWest to be duly authorized. Client agrees to forward to MetWest Written Instructions confirming Oral Instructions in such a manner that Written Instructions are received by MetWest by the close of business on the same day that Oral Instructions are received. Client agrees that the fact that such confirming Written Instructions are not received or that contrary instructions are received by MetWest shall in no way affect the validity or enforceability of the transactions authorized by Client pursuant to the Oral Instructions. In this regard, the records of MetWest shall be presumed to reflect accurately any Oral Instructions given by a person believed by MetWest to be duly authorized.

SECTION XIII.    DURATION AND TERMINATION

         13.1 General

                  This Agreement, unless sooner terminated as provided herein, shall continue for two years and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those members of the

Board of Trustees of the Client who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board Trustees of the Client or by vote of a majority of the outstanding voting securities of the Client; provided, however, that if the shareholders of the Client fail to approve the Agreement as provided herein, MetWest may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940, as amended, and the rules and exemptions thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the rules thereunder. This Agreement may be terminated by Client at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Client or by vote of a majority of the outstanding voting securities of Client or by a determination by AMR Investment Services, Inc. (Client's manager) on not less than 30 days nor more than 60 days written notice to MetWest, or by MetWest, at any time without the payment of any penalty, on 60 days written notice to Client. As used in this Section 13.1, the terms "interested persons" and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940, as amended, and the rules thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

SECTION XIV.    MISCELLANEOUS

         14.1 Exclusivity.

                  Client agrees that it shall not enter into any other agreement with any third party with respect to any Custodial Account whereby such third party is permitted to make loans on behalf of Client of Securities in a Custodial Account or any investments of Cash Collateral in a Custodial Account.

         14.2 Certificate.

                  Client agrees to furnish to MetWest a certificate regarding authorized signatories and to furnish updates thereto as such persons change. Such certificate shall be attached hereto as Exhibit D.

         14.3 Notices.

                  (a) Any notice or other instrument in writing authorized or required by this Agreement to be given to MetWest shall be sufficiently given if addressed to MetWest and received by it at its offices at 11440 San Vicente Boulevard, 3rd Floor, Los Angeles, California 90049, Fax: (310) 979-6399, Attn:
Securities Lending Group, or at such other places as MetWest may from time to time designate in writing.

                  (b) Any notice or other instrument in writing authorized or required by this Agreement to be given to Client shall be sufficiently given if addressed to Client and received by it at its office at 4333 Amon Carter Blvd., MD 5645, Fort Worth, TX 76155, Fax:
(817) 963-4902, Attn: William F. Quinn or at such other place as Client may from time to time designate in writing.

All notices to be delivered hereunder this Agreement shall be effective upon receipt.

         14.4 Cumulative Rights and No Waiver.

                  Except as provided herein, each and every right granted to MetWest or Client, respectively, hereunder or under any other document delivered hereunder or in connection herewith, or allowed either party by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of MetWest or Client to exercise, and no delay in exercising, any of their respective rights will operate as a waiver thereof, nor will any single or partial exercise by MetWest or Client of any of their respective rights preclude any other or future exercise thereof or the exercise of any other right.

         14.5 Severability.

                  If any provision in or obligation under this Agreement is deemed to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         14.6 Amendments.

                  This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties hereto.

         14.7 Assignment.

                  This Agreement shall terminate automatically in the event of its "assignment" as that term is defined in the Investment Company Act of 1940, as amended, and related rules and interpretations thereunder.

         14.8 Governing Law.

                  THE CLIENT AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, THOSE INVOLVING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT RELATED HERETO BETWEEN THE PARTIES AS ALLOWED BY THE LAWS OF THE STATE OF NEW YORK, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES AND ANY DISPUTES

SHALL BE BROUGHT SOLELY BEFORE THE COURTS OF NEW YORK IN THE CITY OF NEW YORK OR FEDERAL COURTS OF THE SOUTHERN DISTRICT OF NEW YORK.

         14.9 Waiver of Immunity.

                  To the extent that Client may now or hereafter in any jurisdiction be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Client irrevocably agrees not to claim, and hereby waives, such immunity.

         14.10    No Third Party Beneficiaries.

                  In performing hereunder, MetWest is acting solely on behalf of Client, and no contractual or service relationship shall be deemed to be established hereby between MetWest and any other person.

         14.11    Entire Agreement.

                  This Agreement constitutes the entire agreement of the parties with respect to its subject matter (except as otherwise provided herein) and supersedes all prior oral and written agreements in regard thereto.

         14.12    Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute only one instrument.

         14.13    Further Assurances.

                  At any time and from time to time, each of Client and MetWest will promptly execute and deliver or file all further instruments and documents and take all further action that the other party may reasonably request to permit such other party to perform its duties, or to enforce its rights and remedies, under this Agreement.

         14.14    Records.

                  Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940, as amended, which are prepared or maintained by MetWest on behalf of the Client are the property of the Client and will be surrendered promptly to the Client on request and made available for inspection upon reasonable request by Client.

         14.15    Client is a Massachusetts Business Trust

                  Client is organized as a Massachusetts business trust. A copy of Client's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Client individually. Any responsibility or liability of a series of the Client under any provision of this Agreement shall be satisfied solely from the assets of the particular series, tangible or intangible, realized or unrealized, and in no event shall MetWest have any recourse against any one series for the obligations of any other series of the Client.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized corporate officers as of the day and year first above written.

ACCEPTED AND APPROVED BY:

                                       METROPOLITAN WEST SECURITIES, LLC


                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                       American AAdvantage Funds, on behalf of
                                       its series, the American AAdvantage High
                                       Yield Bond Fund


                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------

                                    EXHIBIT A
                              INVESTMENT GUIDELINES

OBJECTIVES

The key objectives of the management of cash collateral supporting securities loans are to:

o    safeguard principal

o    assure that all cash collateral is invested in a timely manner,

o maintain adequate liquidity to meet the needs of clients and/or their investment advisors, and

o consistent with these objectives, to optimize the spread between the earnings on cash collateral investments and rebate rates paid to the borrowers of securities.

PERMITTED INVESTMENTS

U.S. Treasury Bills and Notes
U.S. Agency Discount and Coupon Notes
Domestic, Yankee or Eurodollar:

     o    certificates of deposit

     o    bankers acceptances

     o    medium-term notes/bank notes

     o    time deposits

     o    commercial paper

     o    Master Notes

     o Repurchase agreements, including Tri-Party Agreements, collateralized at 102% which collateral consists of U.S. dollar denominated securities, other than derivative securities, rated at least (i) A-1 by Standard and Poor's or P-1 by Moody's for short term securities,
          (ii) A- by Standard and Poor's or A3 by Moody's for long term securities.

     o Investment Funding Agreements with puts of a year or less which are rated or which are issued by an entity rated AA or better by Standard & Poor's and Aa2 or better by Moody's.

     o Floating Rate Asset Backed Securities with an expected average life of five years or less which are rated AAA by Standard & Poor's and Aaa by Moody's.

     o    Money Market Mutual Funds.

     o    Corporate Debt Obligations.

INVESTMENT QUALITY

              All investments, except as provided otherwise in this Exhibit, must be (i) high quality, U.S. dollar-denominated obligations (ii) rated A-1 by Standard and Poor's or P-1 by Moody's or its equivalent by any two nationally recognized statistical rating organizations (NRSRO), at least one of which NRSRO is either Moody's or Standard and Poor's (the Requisite NRSROs) if such investments are short-term and (iii) rated at least A by Standard and Poor's and A2 by Moody's if such investments are long-term.

DIVERSIFICATION

              Investments in obligations of any issuer (other than U.S. Treasury or Agency securities) cannot exceed 5% of the value of the total assets as of the date the investment is made. For purposes of this preceding sentence, issuer shall include an issuer and any subsidiary, which is consolidated on such issuers balance sheet.

              For purposes of issuer concentration limits, with respect to repurchase agreements, only the counterparties to such agreements will be considered and not the issuers of the underlying securities.

OTHER RESTRICTIONS

              Unsecured direct obligations of broker/dealers are permitted to the extent that, when aggregated with loans to such broker/dealers, they do not exceed the Counterparty maximum percentage of available securities to loan set forth in Exhibit B. Notwithstanding anything to the contrary, repurchase agreements with, and secured obligations of, broker/dealers shall not be subject to the percentage limits set forth in Exhibit B.

o Obligations with stated lifetime caps are not permitted, except for statutory caps, including usury caps.

o    Obligations denominated in non-U.S. dollar currencies are not permitted.

o Variable rate obligations must be based on a leading money market index such as Fed Funds or LIBOR.

o    Derivative instruments are not permitted.

o No mortgage or mortgage backed securities are permitted except to the extent that such securities are delivered with respect to repurchase agreements.

MATURITY/ MISMATCH

              The maximum weighted average maturity of the clients Loans and cash collateral investments is 30 days. Put features and floating and variable rate note reset dates will be used as the proxy for maturity date in calculating the weighted average maturity of the Loans and Cash Collateral investments.

              No fixed rate instrument will have a maturity date in excess of 33 days from time of purchase, subject to any maturity shortening provisions.

o Floating and variable rate instruments, except for Floating and Variable Rate Asset Backed securities, may have a stated final maturity of up to two-years maturity (such instruments must reset at least annually), and

o Weighted average mismatch between Loans and Cash Collateral investments cannot exceed 14 days at any time.

o    Money market funds are viewed as having a one-day maturity.

RATINGS

              For purposes of this Exhibit, the ratings required for investments to be in compliance with these Investment Guidelines shall be required only as of the date such investment is purchased. Therefore, if an investment is downgraded after it is purchased, MetWest will not be in default of these Investment Guidelines solely because of such downgrade.


                                       ACCEPTED AND APPROVED BY:

                                       METROPOLITAN WEST SECURITIES, LLC

                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                       ACCEPTED AND APPROVED BY:

                                       AMERICAN AADVANTAGE HIGH YIELD BOND FUND

                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------

                  THE AMERICAN AADVANTAGE HIGH YIELD BOND FUND

                                    EXHIBIT B

    LIST OF BORROWERS AND COUNTERPARTIES LIST OF BORROWERS UNDER SECURITIES
        LOAN AGREEMENTS AND COUNTERPARTIES UNDER REPURCHASE AGREEMENTS

                          Dated As of October 31, 2001

                       BORROWER/COUNTERPARTY                             DOMICILE        LIMIT (% OF CLIENT ASSETS)
                       ---------------------                             --------        --------------------------
ABN AMRO Bank, NV (New York Branch)                                         US                       5%

ABN AMRO, Inc.                                                              US                       5%

Banc One Capital Markets, Inc. (formerly, First                             US                       5%
Chicago Capital Markets, Inc.)

Bank of Nova Scotia                                                         US                       5%

Banc of America Securities, LLC (formerly, Bank                             US                       5%
America Robertson Stevens; BA Securities Inc. // merged
with Nationsbank Montgomery Securities Inc.)

Barclay's Capital, Inc. (formerly, Barclays Capital Group;                  US                       5%
Barclays de Zoete Wedd Securities, Inc.)

Bear Stearns & Company, Inc.                                                US                       5%
   Bear Stearns Mortgage Capital Corp.
   Bear Stearns International Limited
   Bear Stearns Securities Corp.

CIBC World Markets Corp. (formerly, CIBC Oppenheimer Corp.;                 US                       5%
CIBC Wood Gundy Securities Corp.)

Credit Suisse First Boston Corporation                                      US                       5%

Deutsche Bank                                                               US                       5%
Deutsche Bank Securities, Inc.
(formerly, Deutsche Morgan Grenfell)

Dresdner Kleinwort Benson North America, LLC                                US                       5%

First Union Securities Inc. (formerly, First Union                          US                       5%
Capital Markets Corp.)

Fleet Securities Inc.                                                       US                       5%

Goldman Sachs & Co.                                                         US                       5%

                       BORROWER/COUNTERPARTY                             DOMICILE        LIMIT (% OF CLIENT ASSETS)
                       ---------------------                             --------        --------------------------
J.P. Morgan Securities, Inc.                                                US                       5%

Lehman Brothers, Inc                                                        US                       5%
   Lehman Commercial Paper Inc.

Merrill Lynch & Co.                                                         US                       5%
  Merrill Lynch Government Securities, Inc.
  Merrill Lynch Mortgage Capital, Inc.
               Merrill Lynch, Pierce, Fenner & Smith, Inc.

Morgan Stanley & Co., Inc.                                                  US                       5%
  Morgan Stanley Dean Witter Discover & Co Inc.
  Morgan Stanley Mortgage Capital Inc.

Prudential Securities, Inc.                                                 US                       5%

RBC Dominion Securities Corp.                                               US                       5%

RBC Dominion Securities, Inc.                                               US                       5%

Salomon Smith Barney Inc.                                                   US                       5%
  Salomon Brothers Holdings Company, Inc.

UBS Warburg LLC (formerly, Warburg Dillon Read, LLC -  merged               US                       5%
entity of UBS Securities LLC and SBC Warburg Dillon Read Inc.)


ADDITIONAL RESTRICTIONS:

I. A Loan may not be made if at the time entered into such Loan would cause Client to have more than one-third (1/3) of its total assets loaned to Borrowers.

                                       ACCEPTED AND APPROVED BY:

                                       METROPOLITAN WEST SECURITIES, LLC

                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                       ACCEPTED AND APPROVED BY:

                                       AMERICAN AADVANTAGE HIGH YIELD BOND FUND

                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------

                                    EXHIBIT C

                                      FEES

         MetWest shall receive a Fee equal to 25% of the Net Income during each Fee Period for services provided to the Client under the Agreement.

         For purposes of the Agreement, a Fee Period shall be the customary MetWest reporting period.

                                    EXHIBIT D

                          CLIENT AUTHORIZED SIGNATORIES

                                    EXHIBIT E

                        FORM OF SECURITIES LOAN AGREEMENT

(THE BOND MARKET ASSOCIATION GRAPHIC)

MASTER SECURITIES

LOAN AGREEMENT

Dated as of
--------------------------------------------------------------------------------
Between:
--------------------------------------------------------------------------------
and
--------------------------------------------------------------------------------

     This Agreement sets forth the terms and conditions under which one party ("Lender") may, from time to time, lend to the other party ("Borrower") certain securities against a pledge of collateral. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 26.

     The parties hereto agree as follows:

1.   LOANS OF SECURITIES.

     1.1 Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, orally seek to initiate a transaction in which Lender will lend securities to Borrower. Borrower and Lender shall agree orally on the terms of each Loan, including the issuer of the securities, the amount of securities to be lent, the basis of compensation, and the amount of Collateral to be transferred by Borrower, which terms may be amended during the Loan.

     1.2 Notwithstanding any other provision in this Agreement regarding when a Loan commences, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 16.

     1.3 WITHOUT WAIVING ANY RIGHTS GWEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE. THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

2.   TRANSFER OF LOANED SECURITIES.

     2.1 Unless otherwise agreed. Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.


                                 May 1993 - Master Securities Loan Agreement - 1

     2.2 Unless otherwise agreed, Borrower shall provide Lender, in each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or (c) a confirmation or other document provided to Lender by Borrower.

3.   COLLATERAL.

     3.1 Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Lender Collateral with a market value at least equal to a percentage of the market value of the Loaned Securities agreed to by Borrower and Lender (which shall be not less than 100% of the market value of the Loaned Securities) (the "Margin Percentage").

     3.2 The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 8, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower to Lender. Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral, or re-register Collateral evidenced by physical certificates in any name other than Borrower's, only (a) if Lender is Broker-Dealer or (b) in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a "financial intermediary" or a "clearing corporation" within the meaning of the New York Uniform Commercial Code.

     3.3 Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to
            Section 5, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 8) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 16, the next day on which such a transfer may be effected.

     3.4 If Borrower transfers Collateral to Lender, as provided in Section 3.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as provided in
            Section 3.1, Lender shall have the absolute right to the return of the Loaned Securities.

     3.5 Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted and the applicable


2 - May 1993 - Master Securities Loan Agreement
            method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and (b) have a market value such that the aggregate market value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Prior to the expiration of any letter of credit supporting Borrower's obligations hereunder, Borrower shall, no later than the Cutoff Time on the date such letter of credit expires, obtain an extension of the expiration of such letter of credit or replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted.

     3.6 Lender acknowledges that, in connection with Loans of Government Securities and as otherwise permitted by applicable law, some securities provided by Borrower as Collateral under this Agreement may not be guaranteed by the United States.

4.   FEES FOR LOAN.

     4.1 Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a "Loan Fee"), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate par value (in the case of Loans of Government Securities) or the aggregate market value (in the case of all other Loans) of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a "Cash Collateral Fee") on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

     4.2 Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

            (a) in the case of any Loan of securities other than Government
                Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred or (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 16 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

            (b) in the case of any Loan of Government Securities, upon the termination of such Loan.

Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.


                                 May 1993 - Master Securities Loan Agreement - 3

5.   TERMINATION OF THE LOAN.

     Unless otherwise agreed, (a) Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day, and (b) Lender may terminate a Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day. The termination date established by a termination notice given by Lender to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and
     (ii) in the case of all other securities, the third Business Day following such notice. Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 8) to Borrower in accordance with Section 3.3.

6.   RIGHTS OF BORROWER IN RESPECT OF THE LOANED SECURITIES.

     Except as set forth in Sections 7.1 and 7.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

7.   DIVIDENDS, DISTRIBUTIONS, ETC.

     7.1 Lender shall be entitled to receive all distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) securities received as a result of split ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

     7.2 Any cash distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 7.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Lender is not in Default at the time of such payment. Non-cash distributions received by Borrower shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

     7.3 Borrower shall be entitled to receive all cash distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender. Any distributions of cash made on or in respect of such Collateral which Borrower is entitled to receive hereunder shall be paid by the transfer of cash to Borrower by Lender, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Borrower is not in Default at the time of such payment.


4 - May 1993 - Master Securities Loan Agreement

     7.4    (a) Unless otherwise agreed, if (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash distributions on Loaned Securities under Sections 7.1 and 7.2 ("Securities Distributions"), or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash distributions on Collateral under Section 7.3 ("Collateral Distributions"), and (ill) Borrower or Lender, as the case may be ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be ("Payee"), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution or Collateral Distribution had been paid directly to the Payee.

            (b) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

            (c) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

            (d) Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as Lender or
                (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distributions payable to it.

     7.5    To the extent that, under the provisions of Sections 7.1 through 7.4
            (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess (as defined in Section 8.3 below) or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit (as defined in Section 8.2 below), Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).

 8.  MARK TO MARKET.

     8.1 Borrower shall daily mark to market any Loan hereunder and in the event that at the close of trading on any Business Day the market value of the Collateral for any Loan to Borrower shall be less than 100% of the market value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the close of the next Business Day so that the market value of such additional Collateral,


                                 May 1993 - Master Securities Loan Agreement - 5
            when added to the market value of the other Collateral for such Loan, shall equal 100% of the market value of the Loaned Securities.

     8.2 In addition to any rights of Lender under Section 8.1, in the event that at the close of trading on any Business Day the aggregate market value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the market value of all the outstanding Loaned Securities subject to such Loans (a "Margin Deficit"), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the market value of such additional Collateral, when added to the market value of all other Collateral for such Loans, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Lender's notice to Borrower.

     8.3 In the event that at the close of trading on any Business Day the market value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the market value of all the outstanding Loaned Securities subject to such Loans (a "Margin Excess"), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the market value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Borrower's notice to Lender.

     8.4 Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 8.2 and
            8.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

     8.5 Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 8.2 and 8.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the market value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrowing Lender prior to entering into any such Loans).

9.   REPRESENTATIONS.

     Each party to this Agreement hereby makes the following representations and warranties, which shall continue during the term of any Loan hereunder:

     9.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

     9.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable regulatory and self-regulatory organizations.


6 - May 1993 - Master Securities Loan Agreement

     9.3 Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

     9.4 Borrower represents and warrants that it is acting for its own account. Lender represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 10.3(b).

     9.5 Borrower represents and warrants that (a) it has, or will have at the time of transfer of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof and (b) it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow the Loaned Securities (except for Loaned Securities that qualify as "exempted securities" under Regulation T of the Board of Governors of the Federal Reserve System) for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.

     9.6 Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.

 10. COVENANTS.

     10.1 Each party hereto agrees and acknowledges that (a) each Loan hereunder is a "securities contract," as such term is defined in
            Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code. Each party hereto further agrees and acknowledges that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

     10.2 Borrower agrees to be liable as principal with respect to its obligations hereunder.

     10.3 Lender agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

     10.4 Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower's most recent publicly-available


                                 May 1993 - Master Securities Loan Agreement - 7
            financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

     10.5 Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be "exchange contracts" for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities or other self-regulatory organization.

11.  EVENTS OF DEFAULT.

     All Loans hereunder may, at the option of the non-defaulting party exercised by notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in subsection (e) below), be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

     11.1 if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 5;

     11.2 if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 3.3 and 5;

     11.3   if either party shall fail to transfer Collateral as required by
            Section 8;

     11.4 if either party (i) shall fail to transfer to the other party amounts in respect of distributions required to be transferred by
            Section 7, (ii) shall have received notice of such failure from the non-defaulting party, and (iii) shall not have cured such default by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected in accordance with Section 16;

     11.5 if (i) either party shall commence as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, (ii) any such case or proceeding shall be commenced against either party, or another shall seek such an appointment, or any application shall be filed against either party for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) either party shall make a general assignment for the benefit of creditors, or (iv) either party shall admit in writing its inability to pay its debts as they become due;

     11.6 if either party shall have been suspended or expelled from membership or participation in any national securities exchange or registered national securities association of which it is


8 - May 1993 - Master Securities Loan Agreement
            a member or other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof.

     11.7 if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

     11.8 if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

     11.9 if either party notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

     11.10 if either party (i) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses (a) through (i) above, including but not limited to the payment of fees as required by Section 4, and the payment of transfer taxes as required by Section 14, (ii) shall have received notice of such failure from the non-defaulting party and (iii) shall not have cured such failure by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected under Section 16.

12.  LENDER'S REMEDIES.

     Upon the occurrence of a Default under Section 11 entitling Lender to terminate all Loans hereunder, Lender shall have the right (without further notice to Borrower), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Loaned Securities ("Replacement Securities") in the principal market for such securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 4, 7, 14 and 17. In the event Lender shall exercise such rights, Borrower's obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR,
     (B) in the case of purchases of any other securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower's obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the

                                 May 1993 - Master Securities Loan Agreement - 9

     Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to Section 19, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

13.  BORROWER'S REMEDIES.

     Upon the occurrence of a Default under Section 11 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right (without further notice to Lender), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Collateral ("Replacement Collateral") in the principal market for such Collateral in a commercially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral (ii) Lender's obligation to return any cash or other Collateral and (iii) any amounts due to Borrower under Sections 4, 7 and
     17. In such event, Borrower may treat the Loaned Securities as its own and Lender's obligation to return a like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under Section 11. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender's obligations with respect to distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender's obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this Section 13 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to
     Section 19, upon the satisfaction of all Lender's obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof) shall be returned to Lender. Without limiting the foregoing, the parties hereto agree that they intend the Loans hereunder to be loans of securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.


10 - May 1993 - Master Securities Loan Agreement

14.  TRANSFER TAXES.

     All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan shall be paid by Borrower.

15.  MARKET VALUE.

     15.1 Unless otherwise agreed, if the principal market for the securities to be valued is a national securities exchange in the United States, their market value shall be determined by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

     15.2 Except as provided in Section 15.3 or 15.4 or as otherwise agreed, if the principal market for the securities to be valued is the over-the-counter market, their market value shall be determined as follows. If the securities are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"),their market value shall be the closing sale price on NASDAQ on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on NASDAQ, the closing bid price on such day. If the securities to be valued are not quoted on NASDAQ, their market value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the National Quotation Bureau pink sheets, the Salomon Brothers quotation sheets, quotations sheets of registered market makers and, if necessary, dealers' telephone quotations on the preceding Business Day. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding Business Day in which there was such a quotation shall be the market value.

     15.3 Unless otherwise agreed, if the securities to be valued are Government Securities, their market value shall be the average of the bid and ask prices as quoted on Prophesy at 3:30 P.M. New York time on the Business Day preceding the date on which such determination is made. If the securities are not so quoted on such day, their market value shall be determined as of the next preceding Business Day on which they were so quoted. If the securities to be valued are Government Securities that are not quoted on Prophesy, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice for such securities.

     15.4 Unless otherwise agreed, if the securities to be valued are Foreign Securities, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice in the principal market for such securities.

     15.5 Unless otherwise agreed, the market value of a letter of credit shall be the undrawn amount thereof.

     15.6 All determinations of market value under Sections 15.1, 15.2, 15.3 and 15.4 shall include, where applicable, accrued interest to the extent not already included therein (other than any interest transferred to the other party pursuant to Section 7), unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary. All determinations of market value that are required to be made at the close of trading on any Business Day pursuant to Section 8 or otherwise hereunder shall be made as if being


                                May 1993 - Master Securities Loan Agreement - 11
     determined at the commencement of trading on the next Business Day. The determinations of market value provided for in this Section 15 shall apply for all purposes under this Agreement, except for purposes of Sections 12 and 13.


16.  TRANSFERS.

     16.1 All transfers of securities hereunder shall be by (a) physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) transfer on the books of a Clearing Organization, or (c) such other means as Borrower and Lender may agree. In every transfer of securities hereunder, the transferor shall take all steps necessary (i) to effect a "transfer" under Section 8-313 of the New York Uniform Commercial Code or, where applicable, under any U.S. federal regulation governing transfers of securities and (ii) to provide the transferee with comparable rights under any applicable foreign law or regulation.

     16.2 All transfers of cash Collateral hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree. All other transfers of cash hereunder shall be made in accordance with the preceding sentence or by delivery of a certified or official bank check representing next-day New York Clearing House Funds.

     16.3 All transfers of a letter of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a "bank" as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfer of a letter of credit from Lender to Borrower shall be made by causing such letter of credit to be returned or by causing the amount of such letter of credit to be reduced to the amount required after such transfer.

     16.4 A transfer of securities, cash or letters of credit may be effected under this Section 16 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.


17.  CONTRACTUAL CURRENCY.

     17.1 Borrower and Lender agree that: (a) any payment in respect of a distribution under Section 7 shall be made in the currency in which the underlying distribution of cash was made; (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the "Contractual Currency"). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.


12 - May 1993 - Master Securities Loan Agreement

     17.2 If for any reason the amount in the Contractual Currency received under Section 17.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

     17.3 If for any reason the amount in the Contractual Currency received under Section 17.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.


18.  ERISA.

     Lender shall, if any of the securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of the Agreement or upon initiation of such Loan under Section 1.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

     18.1 Borrower represents and warrants to Lender that it is either (1) a bank subject to federal or state supervision, (ii) a broker-dealer registered under the Exchange Act or (iii) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.

     18.2 Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this clause (b).


                                May 1993 - Master Securities Loan Agreement - 13

     18.3 Borrower and Lender agree that:

          (a) the term "Collateral" shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

          (b) prior to the making of any Loans hereunder, Borrower shall provide Lender with (A) the most recent available audited statement of Borrower's financial condition and (B) the most recent available unaudited statement of Borrower's financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower's financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

          (c) the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (A) the customary delivery period for such securities;
               (B) five Business Days and (C) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

          (d) the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.


19.  SINGLE AGREEMENT.

     Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the "Defaulting Party") in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.



14 - May 1993 - Master Securities Loan Agreement

20.  APPLICABLE LAW.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


21.  WAIVER.

     The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.


22.  REMEDIES.

     All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.


23.  NOTICES AND OTHER COMMUNICATIONS.

     Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Schedule A attached hereto. All notices shall be effective upon actual receipt, provided, however, that if any notice shall be received by a party on a day on which such party is not open for business at its office located at the address set forth in Schedule A, such notice shall be deemed to have been received by such party at the opening of business on the next day on which such party is open for business at such address.


24.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     24.1 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

     24.2 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                May 1993 - Master Securities Loan Agreement - 15

25.  MISCELLANEOUS.

     This Agreement supersedes any other agreement between the parties hereto concerning loans of securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall ensure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon written notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.


26.  DEFINITIONS.

     For  the purposes hereof:

     26.1 "Broker-Dealer" shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the Securities and Exchange Commission or other regulatory body.

     26.2 "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of Section 15, such term shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined. Notwithstanding the foregoing, (i) for purposes of Section 8, "Business Day" shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any securities Collateral under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 16; and (ii) in no event shall a Saturday or Sunday be considered a Business Day.

     26.3 "Clearing Organization" shall mean The Depository Trust Company, or, if agreed to by Borrower and Lender, such other clearing agency at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts, or a book-entry system maintained by a Federal Reserve Bank.

     26.4 "Collateral" shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree shall be acceptable collateral prior to the Loan and which is transferred to Lender pursuant to Section 3 or 8 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefor pursuant to Section 3.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and (d) any proceeds of any of the foregoing. For purposes of return of Collateral by Lender or purchase or sale of securities pursuant to Section 12 or 13, such term shall include


16 - May 1993 - Master Securities Loan Agreement securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

   26.5 "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

   26.6 "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

   26.7  "Default" shall have the meaning assigned in Section 11.

   26.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   26.9 "Federal Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

   26.10 "Foreign Securities" shall mean, unless otherwise agreed, securities that are principally cleared and settled outside the United States.

   26.11 "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

   26.12 "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 A.M., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

   26.13 "Loan" shall mean a loan of securities hereunder.

   26.14 "Loaned Security" shall mean any security which is a security as defined in the Exchange Act, transferred in a Loan hereunder until such security (or an identical security) is transferred back to Lender hereunder, except that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of securities pursuant to
         Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.



                                May 1993 - Master Securities Loan Agreement - 17

  (26.15) "Plan" shall mean (a) any "employee benefit plan" as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

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18 - May 1993 - Master Securities Loan Agreement

ANNEX I

LENDER ACTING AS AGENT

This Annex sets forth the terms and conditions governing all transactions in which a party lending securities ("Agent") in a Loan is acting as agent for one or more third parties (each, a "Principal"). Unless otherwise defined, capitalized terms used in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other schedules or exhibits, referred to as the "Agreement") and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties set forth in Section 9 of the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. IDENTIFICATION OF PRINCIPALS. Agent agrees (a) to provide Borrower prior to any Loan under the Agreement with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of Borrower), and (b) to provide Borrower, before the close of business on the next Business Day after orally agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) Borrower shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, Borrower may reject and rescind any Loan with such Principal or Principals, return to Agent any Loaned Securities previously transferred to Borrower and refuse any further performance under such Loan, and Agent shall immediately return to Borrower any Collateral previously transferred to Agent in connection with such Loan; provided, however, that (A) Borrower shall promptly (and in any event within one Business Day) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by Borrower, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. Borrower acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist Borrower in obtaining from Agent's Principals such information regarding the financial status of such Principals as Borrower may reasonably request.

3. LIMITATION OF AGENT'S LIABILITY. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) Borrower's remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.


                              May 1993 - Master Securities Loan Agreement - A1-1

4.   MULTIPLE PRINCIPALS.

     (a) In the event that Agent proposes to act for more than one Principal hereunder, Borrower and Agent shall elect whether (i) to treat Loans under this Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under this Agreement as transactions on behalf of separate Principals.

     (b) In the event that Borrower and Agent elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide Borrower, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal);
          (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement; (iii) the mark to market obligations of Borrower and Lender under Section 8 of the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Borrower's and Lender's remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with Borrower on behalf of each of its Principals.

     (c) In the event that Borrower and Agent elect to treat Loans under this Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal's account; (ii) the mark to market obligations of Borrower and Lender under Section 8 shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Loans entered into by Agent on behalf of any Principal; and (iii) Borrower's and Lender's remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender.

     (d) Notwithstanding any other provision of the Agreement (including without limitation this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with
          Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

5. INTERPRETATION OF TERMS. All references to "Lender" in the Agreement shall, subject to the provisions of this Annex (including among other provisions the limitations on Agent's liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Lender" directly entering into such Loan or Loans with Borrower under the Agreement, and
     (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Lender's obligations to Borrower and for receipt of performance by Borrower of its obligations to Lender in connection with any Loan or Loans under the Agreement (including, among other things, as agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all


A1-2 - May 1993 - Master Securities Loan Agreement references to a "party" or "either party" in the Agreement shall be deemed revised accordingly (and any Default by Agent under paragraph (e) or any other applicable provision of Section 11 shall be deemed a Default by Lender).


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       -----------------------




                              May 1993 - Master Securities Loan Agreement - A1-3

SCHEDULE A

NAMES AND ADDRESSES FOR COMMUNICATIONS







                              May 1993 - Master Securities Loan Agreement - A2-1

SCHEDULE B

DEFINED TERMS AND SUPPLEMENTAL PROVISIONS


Cutoff Time[s]






                              May 1993 - Master Securities Loan Agreement - A3-1

THE BOND MARKET ASSOCIATION LOGO


AMENDMENT TO THE MASTER SECURITIES LOAN AGREEMENT

Dated as of
-------------------------------------------------

Between:
-------------------------------------------------

and
-------------------------------------------------


     The parties hereto, having previously entered into a [Master Securities Loan Agreement] (the "Master Agreement"), dated as of _____________, _________, agree to amend and supplement the Master Agreement as set forth below. Unless otherwise defined in Section 11.1 below, capitalized terms used herein shall have the meanings assigned in the Master Agreement.


1.   COLLATERAL AND MARK TO MARKET.

     Notwithstanding anything to the contrary in the Master Agreement, in connection with any Loan in which Lender is not a Customer, Borrower and Lender may agree, as provided in Section 11.2 hereof, that the market value of the Collateral, if any, transferred by Borrower to Lender, upon initial transfer and for purposes of any mark-to-market or similar provision of the Master Agreement, shall be equal to a percentage of the market value of the Loaned Securities that is less than 100%; provided, however, that in the event that the writing or other confirmation evidencing such agreement does not set out such percentage with respect to any such Loan, such percentage shall not, for purposes of any mark-to-market or similar provision of the Master Agreement, be less than the percentage that is obtained by dividing
     (i) the market value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the market value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.


2.   PERMITTED PURPOSE.

     2.1 Notwithstanding anything to the contrary in the Master Agreement, with respect to any Loan of an Equity Security, Borrower and Lender may agree, as provided in Section 11.2 hereof, that Borrower shall not be deemed to have made any representation or warranty to Lender regarding the purpose for which Borrower is borrowing or will borrow the Loaned Security, including without limitation any representation or warranty regarding the use of the Loaned Security by it (or the person to whom it relends the Loaned Security) for the purpose of making delivery of such security in the case of a short sale, failure to receive securities required to be delivered or otherwise. By entering into any such agreement, Lender shall be deemed to have represented and warranted to Borrower (which representation and warranty shall be deemed to be repeated on each day during the term of such Loan) that Lender is either (i) an "exempted borrower" within the meaning of Regulation T or (ii) a member of a national securities exchange or a broker or dealer registered with the Securities and Exchange Commission that is entering into such Loan to finance its activities as a market maker or an underwriter.



              April 1998 - Amendment to the Master Securities Loan Agreement - 1

     2.2 Notwithstanding anything to the contrary in the Master Agreement, with respect to any Loan of a security that is not an Equity Security, Borrower shall not be deemed to have made any representation or warranty to Lender regarding the purpose for which Borrower is borrowing or will borrow the Loaned Security, including without limitation any representation or warranty regarding the use of the Loaned Security by it (or the person to whom it relends the Loaned Security) for the purpose of making delivery of such security in the case of a short sale, failure to receive securities required to be delivered or otherwise.

3. TERMINATION AND RIGHTS IN RESPECT OF COLLATERAL. Notwithstanding anything to the contrary in the Master Agreement, if under the Master Agreement Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral, or re-register Collateral evidenced by physical certificates in any name other than Borrower's:

     (a) Borrower may not terminate a Loan, if the Collateral for such Loan includes securities other than Government Securities, except on a termination date established by notice given to Lender prior to the close of business on a Business Day; the date established by such termination notice given by Borrower to Lender shall be a date no earlier than the standard settlement date for trades of such Collateral entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be the third Business Day following such notice; and

     (b) Borrower waives the right to vote, or to provide any consent or take any similar action with respect to, any Collateral in the event that the record date or deadline for such vote, consent or other action falls during the term of a Loan and such Collateral is not required to be returned to Borrower pursuant to any substitution, mark-to-market or similar provision of the Master Agreement.


4.   DIVIDENDS, DISTRIBUTIONS, ETC.

     4.1 Notwithstanding anything to the contrary in the Master Agreement, Borrower shall be entitled to receive all distributions made on or in respect of Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if such Collateral had not been transferred to Lender, including, but not limited to (a) cash and all other property, (b) stock dividends, (c) securities received as a result of split ups of such Collateral and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

     4.2 Any cash distributions made on or in respect of Collateral, which Borrower is entitled to receive pursuant to Section 4.1 hereof, shall be treated in accordance with the Master Agreement. Non-cash distributions received by Lender shall be added to the Collateral on the date of distribution and shall be considered such for all purposes, except that if each Loan secured by such Collateral has terminated, Lender shall forthwith transfer the same to Borrower.

5. TRANSFER. Notwithstanding anything to the contrary in the Master Agreement, all transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of "financial assets" (within the meaning of the New York Uniform Commercial Code) thereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures



2 - April 1998 - Amendment to the Master Securities Loan Agreement guaranteed by a bank or a member firm of the New York Stock Exchange, Inc.,
     (b) registration of an uncertificated security in the transferee's name by the issuer of such uncertificated security, (c) the crediting by a securities intermediary of such financial assets to the transferee's securities account maintained with such securities intermediary, or (d) such other means as Borrower and Lender may agree. For the avoidance of doubt, the parties agree and acknowledge that the term "securities", as used in the Master Agreement and herein, shall include any "security entitlements" with respect to such securities (within the meaning of the New York Uniform Commercial Code), and that the terms "financial intermediary" and "clearing corporation", as used in the Master Agreement, shall mean a "securities intermediary" (within the meaning of the New York Uniform Commercial Code).

6. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto (and, in the case of a party acting as agent in accordance with the terms of the Master Agreement, each of its principals) represents and warrants that (a) it has full power and authority to execute and deliver this Amendment and to enter into any Loan contemplated by the Master Agreement and to perform its obligations thereunder, as amended or supplemented herein; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Master Agreement.

7. ERISA. If any of the securities transferred to Borrower for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, and Borrower and Lender have not agreed to conduct such Loan otherwise than in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18,754, May 19, 1987) or any successor thereto, then nothing in this Amendment shall be construed to limit Borrower's obligation (i) to mark to market such Loan daily and (ii) to transfer additional Collateral, in the event that at the close of trading on any Business Day the market value of the Collateral for any Loan to Borrower shall be less than 100% of the market value of all the outstanding Loaned Securities subject to such Loan, no later than the close of the next Business Day so that the market value of such additional Collateral, when added to the market value of the other Collateral for such Loan, shall equal 100% of the market value of the Loaned Securities.

8. EVENTS OF DEFAULT. In addition to any events of default set forth in the Master Agreement, it shall be an additional event of default under the Master Agreement if either party fails to perform any covenant or obligation required to be performed by it hereunder or if any representation made by either party in respect hereof shall be incorrect or untrue in any material respect during the term of any Loan under the Master Agreement, as amended or supplemented herein; provided, however, that to the extent that Section 4 hereof amends and supplements any provisions in the Master Agreement governing the rights of Borrower in respect of distributions on Collateral, any such failure under Section 4 hereof shall constitute an event of default only after the expiration of the notice period, if any, specified in the Master Agreement with respect to the occurrence of an event of default for such a failure.

9. TRANSFER TAXES. Unless otherwise agreed, all transfer taxes with respect to the transfer of Collateral by Borrower to Lender and by Lender to Borrower upon termination of the Loan or pursuant to any substitution, mark-to-market or similar provision of the Master Agreement shall be paid by Borrower.

10. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.



              April 1998 - Amendment to the Master Securities Loan Agreement - 3

11.  DEFINITIONS AND INTERPRETATIONS.

     11.1 Notwithstanding anything to the contrary in the Master Agreement, the following terms shall have the following meanings for purposes of this Amendment.

          "Collateral" shall have the meaning specified in the Master Agreement, except that, if any new or different security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange is made.


          "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such rule or comparable regulation).

          "Equity Security" shall mean any security other than a "non-equity security", as defined in Regulation T.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Government Securities" shall mean "government securities" as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

          "Plan" shall mean (i) any "employee benefit plan" as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (ii) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (iii) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          11.2 Any agreement between the parties pursuant to Section 1 or
          Section 2.1 shall be made (i) in writing, (ii) orally, if confirmed promptly in writing or through any system that compares Loans and in which Borrower and Lender are participants, or (iii) in such other manner as may be agreed by the parties in writing.

          This Amendment shall be effective as of the date hereof; provided, however, that this Amendment shall not affect the terms of any Loan entered into prior to the date hereof.

          Except as otherwise provided herein, the Master Agreement shall remain unmodified and in full force and effect.



4 - April 1998 - Amendment to the Master Securities Loan Agreement

[Name of Party]                             [Name of Party]


  By:                                        By:
     -------------------------                  -------------------------
  Title:                                     Title:
        ----------------------                     ----------------------
  Date:                                      Date:
       -----------------------                    -----------------------



              April 1998 - Amendment to the Master Securities Loan Agreement - 5

(THE BOND MARKET LOGO)


MASTER SECURITIES LOAN AGREEMENT

AMENDMENT RELATING TO EUROPEAN ECONOMIC AND MONETARY UNION



     The parties hereto, having previously entered into a Master Securities Loan Agreement dated as of __________________,as may have previously been amended from time to time (the "Master Agreement"), agree to amend and supplement the Master Agreement as set forth below. Unless otherwise defined in Paragraph 1, capitalized terms shall have the meanings assigned to them in the Master Agreement.



1.   DEFINITIONS

     Notwithstanding anything to the contrary in the Master Agreement, the following terms shall have the following meanings for purposes of this
     Amendment:

     (a) "euro" shall mean the currency of the member states of the European Union that adopt a single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union.

     (b) "euro unit, national currency unit" and "transitional period" shall have the meanings given to those terms in the European Council Regulation on the legal framework for the introduction of the euro on January 1, 1999.

     (c) "TARGET" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer system.


2.   CONTINUITY OF CONTRACT

     The parties agree that the introduction of the euro or the occurrence or non-occurrence of any other event associated with economic or monetary union in the European Community shall not have the effect of altering any term of, nor of discharging or excusing any performance under, the Master Agreement or any Loan thereunder, nor give any party the right unilaterally to alter or terminate the Master Agreement or any Loan thereunder, or, in and of itself, give rise to a Default under the Master Agreement. An event associated with economic or monetary union in the European Community shall include, but not be limited to, (a) the introduction of or changeover to the euro; (b) the fixing of conversion rates between a member state's currency and the euro or between the currencies of member states; (c) the substitution of the euro for the ECU; (d) the introduction of the euro as the lawful currency of a member state; (e) the withdrawal from legal tender of any currency that, before the introduction of the euro, was lawful currency in one of the member states; (f) the disappearance or replacement of a relevant price source or rate for the ECU or the national currency of any member state, or the failure of a sponsor to publish or display a relevant rate, price, page or screen; or (g) the redenomination, renominalization or reconventioning of any Loaned Security or securities Collateral.



                                     April 1999 - Euro Amendment to the MSLA - 1

3.   IDENTICAL SECURITIES AND EQUIVALENT SECURITIES COLLATERAL

     The parties agree that for purposes of the definitions of "Loaned Security" or "Collateral" in the Master Agreement, a Loaned Security or securities Collateral will continue to be a Loaned Security or securities Collateral, respectively, and will be considered to be identical or equivalent to another Loaned Security or other securities Collateral, as the case may be, notwithstanding the redenomination, renominalization or reconventioning of such Loaned Security or securities Collateral in connection with an event associated with economic or monetary union in the European Community.


4.   TRANSFERS OF CASH

     a) The first sentence of Section 16.2 of the Master Agreement shall be amended by adding the following after the word "funds":

     (b)  for payments denominated in euro, through TARGET,".

     Previous clause (b) shall become clause (c).

     b) Section 16.4 of the Master Agreement shall be amended by replacing the word "or" after the phrase "Schedule A hereto" with a comma, and adding the following to the end of the paragraph:

          ", or (c) in the case of payments denominated in euro, a day on which TARGET is closed."


5.   CONTRACTUAL CURRENCY

     a) The following sentence shall be added at the end of Section 17.1 of the Master Agreement:

          "; and provided further, that (a) if the Contractual Currency and such other currency are euro and a national currency unit of a country that has agreed to adopt the euro as a single currency, the obligations of the payor will be discharged only to the extent that the amount paid in euro or such national currency unit is equivalent to the amount obtained in calculating the conversion of the amount of a national currency unit to or from the euro in accordance with the irrevocably fixed conversion rate specified by Council Regulation (EC) No. 2866/98; and (b) if the Contractual Currency and such other currency are two national currency units, the obligations of the payor will be discharged only to the extent that the amount paid is equivalent to the amount obtained by converting one national currency unit into another national currency unit in accordance with the conversion method mandated by Article 4(4) of Council Regulation (EC) No. 1103/97."

     b)   The parties agree that:

          (i) For purposes of Section 17 of the Master Agreement, amounts in euros (whether denominated in the euro unit or a national currency unit) shall be treated as the same currency only if those amounts are both expressed in the euro unit or the same national currency unit.

          (ii) If as a result of an event associated with economic or monetary union of the European Community, a Loaned Security or securities Collateral are redenominated into euro



2 - April 1999 - Euro Amendment to the MSLA
           during the term of a Loan, the Contractual Currency for purposes of making payments in respect of distributions under Section 7 of the Master Agreement or any other payment of cash in connection with a Loan (other than a return of cash Collateral in respect of a Loan) will be euro, unless otherwise agreed.

     (iii) Notwithstanding Section 17.1 of the Master Agreement, the payee of any payments in respect of a Loan, a Loaned Security or securities Collateral may, if the payment is denominated in a national currency unit of a country participating in euro, at its option, accept tender thereof in euro, regardless of whether the payment was received from the issuer or other payor in euro or the applicable national currency unit. The obligation of the payor of such payment shall be discharged only to the extent that the amount paid in euro is equivalent to the amount expressed in the national currency unit where the conversion is conducted in accordance with Section 17.1, as amended by this Amendment.


6.   CALCULATIONS OF VALUE

     For purposes of any valuation calculations required to be made under the Master Agreement, where during the transitional period in relation to the introduction of the euro, any relevant amounts are expressed in two or more denominations of the euro, such relevant amounts shall (where necessary) be converted into the euro unit in accordance with Article 4(4) of Council Regulation (EC) No. 1103/97.


7.   REPRESENTATIONS AND WARRANTIES

     Each of the parties hereto (and, in the case of a party acting as agent in accordance with the terms of the Agreement, each of its principals) represents and warrants that (a) it has full power and authority to execute and deliver this Amendment, to enter into any Loan contemplated by the Master Agreement and to perform its obligations thereunder, as amended or supplemented herein; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Master Agreement.


8.   EVENTS OF DEFAULT

     In addition to the events set forth in Section 11 of the Master Agreement, it shall be an additional Default under Section 11 of the Master Agreement if either party fails to perform any covenant or obligation required to be performed by it hereunder or if any representation made by either party in respect hereof shall be incorrect or untrue in any material respect during the term of the Loan under the Master Agreement, as amended or supplemented herein; provided, however, that to the extent Sections 4 or 5 hereof amend and supplement Section 7 of the Master Agreement, any such failure under Sections 4 or 5 hereof shall constitute a Default only after the expiration of any notice period, if any, specified in the Master Agreement with respect to such failure.


9.   EFFECTIVENESS

     This Amendment shall be deemed to be effective as of December 31, 1998. Except as otherwise modified herein, the Master Agreement shall remain unmodified and in full force and effect.




                                     April 1999 - Euro Amendment to the MSLA - 3

[Name of Party]                             [Name of Party]


  By:                                        By:
     -------------------------                  -------------------------
  Title:                                     Title:
        ----------------------                     ----------------------
  Date:                                      Date:
       -----------------------                    -----------------------




4 - April 1999 - Euro Amendment to the MSLA